                                   EXHIBIT 6.7

Neither this Option nor the Common Stock to be issued upon exercise hereof, has been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under any state securities law (the "Law"'), and this Option has been, and the Common Stock to be issued upon exercise hereof will be, acquired for investment and not with a view to, or for resale in connection with, any distribution thereof. No such sale or other disposition may be made without an effective registration statement under the Act and qualification under the law related thereto or an opinion of counsel reasonably satisfactory to NuPro Innovations Inc. and its counsel that said registration and qualifications are not required under the Act and Law, respectively.

                             NUPRO INNOVATIONS INC.

                             STOCK OPTION AGREEMENT

This stock option is being granted pursuant to a resolution of the Board of Directors of NuPro Innovations Inc. dated June 29, 1998.

1.       NOTICE OF STOCK OPTION GRANT

                  Optionee:

You have been granted an option to purchase Common Stock (the "SHARES") of NuPro Innovations Inc. (the "COMPANY"), subject to the terms and conditions of this Option Agreement, as follows:

           Date of Grant:                                   June 29, 1998
           Exercise Price per Share:                                $4.00
           Total Number of Shares Granted:                         15,000
           Total Exercise Price                                $60,000.00
           Type of Option:                     Non-qualified Stock Option
           Term/Expiration Date:                        December 31, 2000


Vesting Schedule:

This Option may be exercised, in whole or in part, subject to the terms of this Agreement, at any time after the Date of Grant and prior to the Expiration Date.

Termination Period:

This Option may be exercised for three months after termination of the advisory relationship, or such longer period as may be applicable upon death or disability of Optionee as provided herein, but in no event later than the Term/Expiration Date as provided above.

2.       AGREEMENT

(a)      Grant of Option. The Company hereby grants to the Optionee named in
         Section 1 (the "OPTIONEE"), an option (the "OPTION") to purchase a total number of shares of Common

         Stock (the "SHARES") set forth in Section 1, at the exercise price per share set forth in Section 1 (the "EXERCISE PRICE") subject to the terms of this Stock Option Agreement (the "AGREEMENT").

(b) Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice of Grant as follows:

(c)      Right to Exercise.

         (i)      This Option may not be exercised for a fraction of a share.

         (ii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below.

         (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

(d) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

         No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended ("1933 ACT"), at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B.

4. METHOD OF PAYMENT. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee.

(a)      cash, or

(b)      check; or

(c) surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised, or

(d) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

5. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. TERMINATION OF RELATIONSHIP. In the event the Optionee's continuous status as an Advisor terminates, Optionee may, to the extent otherwise so entitled at the date of such termination (the "TERMINATION DATE"), exercise this Option for a period of three months after the Termination Date. To the extent that Optionee was not entitled to exercise this Option at the Termination Date or if Optionee does not exercise this Option within the three-month period after the Termination Date, the Option shall terminate.

7. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 6 above, in the event of termination of an Optionee's consulting relationship or continuous status as an Advisor as a result of his or her disability, Optionee may, but only within 180 days from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

8. DEATH OF OPTIONEE. In the event of termination of Optionee's continuous status as an Advisor or Consultant as a result of the death of Optionee, the Option may be exercised at any time within 180 days following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

9. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. TERM OF OPTION. This Option may be exercised only within the term set out in
Section 1, and may be exercised during such term only in accordance with the terms of this Option.

11. TAXATION UPON EXERCISE OF OPTION. Optionee understands that, upon exercising a Non-qualified Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price.

However, the timing of this income recognition may be deferred for up to six months if Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Optionee is an employee, the Company will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Additionally, the Optionee may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock Option. The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option out of Optionee's compensation or by payment to the Company.

12. "MARKET STAND-OFF" AGREEMENT. Optionee hereby agrees, if requested by the Company and an underwriter of Common Stock (or other equity securities) of the Company not to sell or otherwise transfer or dispose of any Common Stock (or other equity securities) of the Company held by the Optionee during the 180 day period following the date of the final prospectus of the Company, filed under the 1993 Act; provided that such agreement will only apply to the first registration statement of the Company, including any such registration statement registering shares to be sold on Optionee's behalf to the pubic in an underwritten offering. The Company may impose "stop-transfer" instructions with respect to any shares held by Optionee subject to the foregoing restriction until the end of such 180 day period.

                                     NUPRO INNOVATIONS INC.,
                                     a Delaware corporation


                                     By:

                                     Its:


Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option, Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Option.



Dated: ____________________
                                                       Optionee

                                    EXHIBIT A

                             NUPRO INNOVATIONS INC.

                       5151 East Broadway Blvd., Suite 730
                              Tucson, Arizona 85711

                                 EXERCISE NOTICE


1. EXERCISE OF OPTION. Effective as of today, _______________, 19___, the undersigned ("OPTIONEE") hereby elects to exercise Optionee's option to purchase shares of the Common Stock (the "SHARES") of NuPro Innovations Inc. (the "COMPANY") under and pursuant to the Stock Option Agreement dated June 29, 1998 (the "OPTION AGREEMENT").

2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

3. RIGHTS AS SHAREHOLDER. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

4. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5.       RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE 1933 ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

7. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee, shall be final and binding on the Company and on Optionee.

8. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

9. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

10. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement,

11. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

12. ENTIRE AGREEMENT. The Stock Option Agreement is incorporated herein by reference. This Agreement, the Stock Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:                                     Accepted by:

OPTIONEE:                                         NUPRO INNOVATIONS INC.


                                                  By:
(Signature)                                       Its:

Address:

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT


OPTIONEE :

COMPANY  :        NuPro Innovations Inc.

SECURITY :        Common Stock

AMOUNT   :

DATE     :



In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a) Optionee is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "DISTRIBUTION" thereof within the meaning of the Securities Act of 1933, as amended (the "1933 ACT").

(b) Optionee acknowledges and understands that the securities constitute "RESTRICTED SECURITIES" under the 1933 Act and have not been registered under the 1933 Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required under federal and applicable state securities laws, in the opinion of counsel satisfactory to the Company.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the 1933 Act, which, in substance, permit limited public resale of "RESTRICTED SECURITIES" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the 1933 Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "BROKER'S TRANSACTION" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

         In the event that the Company does not qualify under Rule 701 at the time of, grant of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold, and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, the satisfaction of the conditions set forth in sections (1),
         (2), (3) and (4) of the paragraph immediately above.

(d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the 1933 Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                              Signature of Optionee





                                              Date: _________________, ______


                                      B-2